Exhibit 99.1

FOR RELEASE 07/28/10 @ 1:05PM

AnalogicTech Reports Financial Results for the Second Quarter 2010

Santa Clara, CA – July 28, 2010 – Advanced Analogic Technologies, Inc. (AnalogicTech,™ Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the second quarter ended June 30, 2010.

Net revenue for the second quarter of 2010 was $23.1 million, an increase of 0.7% over net revenue of $23.0 million for the second quarter of 2009 and a sequential increase of 6% from net revenue of $21.9 million for the first quarter of 2010.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the second quarter of 2010 was $3.9 million, or $0.09 per diluted share. This compares to GAAP net loss of $2.5 million, or $0.06 per diluted share for the second quarter of 2009, and GAAP net loss of $4.2 million, or $0.10 per diluted share, for the first quarter of 2010.

On a non-GAAP basis, net loss for the second quarter of 2010 was $2.7 million, or $0.06 per diluted share. This compares to non-GAAP net loss of $0.8 million, or $0.02 per diluted share, for the second quarter of 2009 and non-GAAP net loss of $2.9 million, or $0.07 per diluted share, for the first quarter of 2010.

Please refer to the tables below for a reconciliation between GAAP and non-GAAP net loss, gross margin and net loss per diluted share.

AnalogicTech reported gross margins of 45.5% for the second quarter of 2010, compared to 48.3% for the second quarter of 2009 and 48.4% for the first quarter of 2010. Non-GAAP gross margin was 45.8% for the second quarter of 2010, compared to 48.9% for the second quarter of 2009 and 48.7% for the first quarter of 2010. The Company ended the quarter with $93.9 million in cash, cash equivalents, and short-term investments. AnalogicTech repurchased 1 million shares of its common stock for a total cost of $3.6 million during the second quarter of 2010 as part of its share repurchase program.

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“During the second quarter our handset business performed as expected, and we experienced continued design win momentum across a broad range of models, particularly for our higher value products,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Sales growth remained strong in Taiwan and China. Sales in Taiwan grew more than 40% sequentially, driven by our camera flash and computing products. As a result of the investments we made to develop and roll out a broad portfolio of products for LED backlit HDTVs, we began to see increased design-in activities and recently secured our first design win and purchase order from a major television manufacturer. We remain ardently focused on the execution of our product diversification strategy.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter ending September 30, 2010, AnalogicTech estimates revenue in the range of $23 million to $26 million, and net loss in the range of $0.10 to $0.07 per diluted share on a GAAP basis. The third quarter 2010 estimates include pre-tax quarterly stock-based compensation expense in the range of $1.3 million to $1.5 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net loss, gross margin and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net loss, gross margin and loss per diluted share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Conference Call Details

The AnalogicTech second quarter 2010 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Wednesday, July 28, 2010. To participate in the live call, analysts and investors should dial 877-941-2068 or 480-629-9712 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through August 4, 2010, by dialing 800-406-7325 and entering the passcode 4315129#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4315129#.

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For More Information
Investor Contacts:
Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with

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the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Jun. 30, 2010	Dec. 31 2009 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,418	$36,120
Short-term investments	83,518	65,883

Total cash, cash equivalents and short term investments	93,936	102,003
Accounts receivable, net of allowances	12,818	9,348
Inventories	9,567	7,234
Prepaid expenses and other current assets	3,153	4,291

Total current assets	119,474	122,876
Property and equipment, net	4,661	4,607
Other assets	3,263	3,110
Deferred income taxes	318	318
Intangible assets, net	83	117
Goodwill	16,116	16,116

TOTAL ASSETS	$143,915	$147,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,249	$6,614
Accrued liabilities	4,825	3,726
Income tax payable	139	114

Total current liabilities	15,213	10,454
Long-term income tax payable	5,067	4,365
Other long-term liabilities	290	275

Total liabilities	20,570	15,094

Total stockholders’ equity	123,345	132,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$143,915	$147,144

*	Amounts as of December 31, 2009 were derived from the December 31, 2009 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2010	Jun. 30 2009	Mar. 31 2010	Jun. 30, 2010	Jun. 30 2009
NET REVENUES	$23,146	$22,978	$21,918	$45,064	$39,527
Cost of revenues	12,609	11,882	11,315	23,924	21,000

GROSS PROFIT	10,537	11,096	10,603	21,140	18,527

OPERATING EXPENSES:
Research and development	7,836	6,808	7,102	14,938	13,391
Sales, general and administrative	6,109	6,281	6,161	12,270	11,710
Patent litigation	245	385	1,084	1,329	686

Total operating expenses	14,190	13,474	14,347	28,537	25,787

LOSS FROM OPERATIONS	(3,653)	(2,378)	(3,744)	(7,397)	(7,260)

INTEREST AND OTHER INCOME, NET	15	315	69	84	668

LOSS BEFORE INCOME TAXES	(3,638)	(2,063)	(3,675)	(7,313)	(6,592)
PROVISION FOR INCOME TAXES	273	426	529	802	1,105

NET LOSS	$(3,911)	$(2,489)	$(4,204)	$(8,115)	$(7,697)

NET LOSS PER SHARE:
Basic	$(0.09)	$(0.06)	$(0.10)	$(0.19)	$(0.18)

Diluted	$(0.09)	$(0.06)	$(0.10)	$(0.19)	$(0.18)

WEIGHTED AVERAGE SHARES USED IN NET LOSS PER SHARE CALCULATION:
Basic	42,887	42,938	42,960	42,923	42,995

Diluted	42,887	42,938	42,960	42,923	42,995

Note: Stock-based compensation recorded in each expense classification above is as follows:

Cost of revenues	$65	$84	$72	$138	$147
Research and development	559	733	578	1,137	1,433
Sales, general and administrative	635	829	665	1,299	1,642

	$1,259	$1,646	$1,315	$2,574	$3,222

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
GAAP TO NON-GAAP RECONCILIATION	Jun. 30, 2010	Jun. 30, 2009	Mar. 31, 2010
GROSS MARGIN:

GAAP GROSS MARGIN	$10,537	$11,096	$10,603
GAAP GROSS MARGIN %	45.5%	48.3%	48.4%
Amortization of acquired intangibles	—	54	—
Stock-based compensation	65	84	72
NON-GAAP GROSS MARGIN	10,602	11,234	10,675
NON-GAAP GROSS MARGIN %	45.8%	48.9%	48.7%

NET LOSS:

NET LOSS ON GAAP BASIS:	$(3,911)	$(2,489)	$(4,204)
Stock-based compensation	1,259	1,646	1,315
Amortization of acquired intangibles	—	64	—
Restructuring and other severance expenses	—	3	—
Associated tax effects of above adjustments	(221)	(307)	(232)
Deferred tax asset valuation allowance	221	307	232

Total adjustments	1,259	1,713	1,315

NET LOSS ON NON-GAAP BASIS:	$(2,652)	$(776)	$(2,889)

EPS:

GAAP EPS, DILUTED	$(0.09)	$(0.06)	$(0.10)
NON-GAAP EPS, DILUTED	$(0.06)	$(0.02)	$(0.07)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,887	42,938	42,960